SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2005

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On May 3, 2005, Sunrise Telecom Incorporated (the "Company") issued a press release and will hold a conference call regarding its financial results for the quarter ended March 31, 2005. A copy of this press release is attached as Exhibit 99.1 to this report. The Company is making forward-looking statements, including sales expectations and estimates for the second quarter of and full year 2005, growth opportunities for product sales during the second quarter of and full year 2005, and the goal of delivering growth for 2005, in the press release and during the conference call.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP results of operations in the attached press release as supplemental information about its operating results. These measures are not in accordance with or an alternative to GAAP and may be different than measures used by other companies. The non-GAAP results of operations eliminate certain items of expenses and losses from cost of goods sold, operating expenses, and income tax expense. The Company's management believes that these non-GAAP financial measures help investors to evaluate the current operational and financial performance of the Company's business. The Company discloses this information along with a reconciliation of the non-GAAP financial measures to the comparable GAAP measures. This allows investors to evaluate the details and general nature of the adjustments made to the GAAP financial measures.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: May 3, 2005	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

3

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on May 3, 2005 announcing financial results for the three months ended March 31, 2005.

4

At Sunrise Telecom Incorporated

Richard D. Kent

Chief Financial Officer

(408) 363-8000

SUNRISE TELECOM REPORTS $11.7 MILLION SALES FOR FIRST QUARTER OF 2005

• Loss from operations of $4.9 million

• Backlog at quarter end of $7.6 million

• Second quarter 2005 sales projected between $15 and $18 million

SAN JOSE, CA, May 3, 2005 - Sunrise Telecom Incorporated (NASDAQ: SRTI), a leading provider of service verification equipment for telecommunications, cable broadband and Internet networks, today reported sales for the first quarter of 2005 of $11.7 million, compared with $13.8 million in the first quarter of 2004 and $20.1 million in the prior year fourth quarter. Diluted GAAP net loss per share was $(0.09), compared with $(0.15) per share in the first quarter of 2004 and GAAP net income of $0.02 per share for the fourth quarter of 2004. The net loss for the first quarter of 2004 includes a charge of $7.3 million, or $(0.15) per share, for income tax expense related to recording a valuation allowance against the Company's net deferred tax assets.  Backlog at quarter-end was $7.6 million, compared with $5.9 million at the end of the first quarter of 2004 and $5.3 million at the end of the fourth quarter of 2004.

Sunrise Telecom President and CEO, Paul Chang, said, “Our first quarter revenue was impacted by seasonal weakness in our Wireline Access group and shipment delays in the Broadband Cable and Fiber Optics groups. The majority of the delayed shipments were to our North American customers, resulting in the disproportionate pressure on our sales in that region.

At the same time, our order activity was very strong contributing to a $7.6 million backlog at quarter end. Our strategic product lines, including VoIP testing solutions for cable operators and our optical testing platform, STT, represent a substantial portion of orders, demonstrating our increased presence in high growth applications. Based on the current backlog and opportunities in the pipeline we remain optimistic about this year’s prospects and reiterate our goal of delivering revenue growth in 2005.”

Sunrise Telecom Reports First Quarter Results

May 3, 2005/Page of

Financial Results Summary

(In thousands, except per share and percentage data, unaudited)

	For the Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004

GAAP Financial Results:

Net sales	$11,718	$20,139	$13,801
Income (loss) from operations	$(4,896)	$937	$180
Net income (loss)	$(4,790)	$933	$(7,286)
Diluted EPS	$(0.09)	$0.02	$(0.15)
Shares outstanding (diluted)	50,758	51,312	50,164
Gross profit percentage	66%	67%	71%

Non-GAAP Financial Results:

Income (loss) from operations	$(4,310)	$1,489	$1,168
Net income (loss)	$(4,438)	$1,265	$656
Diluted EPS	$(0.09)	$0.02	$0.01
Shares outstanding (diluted)	50,758	51,312	51,142

Backlog, at end of quarter	$7,599	$5,294	$5,917

Refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” in the financial tables section of this release for a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

Products

During the first quarter of 2005 Sunrise Telecom saw strong demand for its Broadband solutions driven by an aggressive roll-out of voice services by cable operators. Said Paul Chang, “The order volume in our Broadband group more than doubled over the levels achieved in the first quarter of last year. VoIP deployments by cable providers generated demand for both our central office solution, RealWorx, and our handhelds used by field technicians, our CM-series. We expect this strength to continue for the remainder of the year.”

Sunrise Telecom also saw increased traction for its optical testing platform, STT, driven by FTTx deployments and metro network upgrades. In the first quarter Sunrise Telecom continued to receive follow-on orders from a tier-one US carrier that standardized on STT in 2004. During the first quarter Sunrise Telecom has also signed an STT contract with a leading carrier in Japan with initial revenues expected in the second quarter of this year.

New Product Introductions

During the quarter, Sunrise Telecom introduced the following new products:

•

The Voice over IP module on the SunSet MTT platform - an advanced tool for field technicians offering full emulation of IP traffic and voice quality measurement. The new VoIP module supports both Ethernet and POTS interfaces providing carriers with strong cost benefits.

•

The SONET/SDH module for the MTT Optical Testing Toolkit. Combined with its Ethernet, Gigabit Ethernet and Fiber Channel solutions Sunrise now offers the ultimate solution for all-in-one Metro and Access testing.

Says Paul Chang, “Almost immediately after the release of our SONET/SDH module we received an order for this product from a tier-one UK provider, which was booked in the first quarter. This order demonstrates strong confidence by our customers in Sunrise’s expertise and serves as an example of leveraging our installed base to introduce new solutions.”

First Quarter Financial Highlights

In the first quarter of 2005, Sunrise Telecom recorded gross margin of 66% of sales. Gross margin was 71% of sales for the first quarter of 2004 and 67% for the fourth quarter of 2004.

GAAP loss from operations was $(4.9) million in the first quarter of 2005, compared with GAAP income from operations of $0.2 million in the first quarter of 2004 and $0.9 million in the fourth quarter of 2004.

Sunrise Telecom Chief Financial Officer, Rick Kent, said, “In the past nine months the Company has been investing in sales and marketing, including restructuring our North American sales organization and increasing our direct international presence. These investments have increased our quarterly break-even revenues, resulting in temporary pressure on earnings. At the same time, we made our sales organization more effective and better aligned with carrier needs. This positions us well to capture substantial growth opportunities in the market, and will have a positive near-term impact on our topline, mitigating earnings pressure over time.”

During the past nine months Sunrise has also made several investments in R&D to support its technological leadership. One of the key areas of investment included establishing an R&D center in Beijing, China. This new center will ultimately lead to a reduction of Sunrise’s R&D costs per employee.

Finally, the first quarter general and administrative expenses were impacted by legal costs associated with Sunrise’s patent litigation to defend the Company and enforce its intellectual property and other legal rights.

Outlook

Said Rick Kent, “Based on the current backlog and strong traction of our cable broadband and fiber optics solutions, we expect our second quarter sales to be in the range of $15 to $18 million. Issues contributing to shipment delays in the first quarter appear to have been resolved, and we are now well positioned to translate order activity and growing demand for our products into topline growth.

We see three major growth areas for Sunrise in the second quarter as well as the full year 2005. The first area is related to metro network expansion driven by the FTTx roll-out. We successfully target this area with our advanced optical testing platform, the STT. Another area is VoIP testing for cable operators, which we address through a combination of our industry-leading monitoring device, RealWorx, used at operator central offices, and the CM line of handhelds used by technicians at customer premises. Additionally our MTT sales have been getting increasing contribution from Ethernet applications in the access portion of the network driven by rapid adoption of Ethernet by large businesses. We see some interesting growth opportunities for our handheld Ethernet testing tools this year.”

Conference Call

Sunrise Telecom will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), during which Paul Chang, President and Chief Executive Officer, and Richard D. Kent, Chief Financial Officer, will further discuss these results and Sunrise Telecom’s outlook. To listen to the call, please dial (800) 915-4836 at least five minutes prior to the start. This call can also be accessed via Web cast at the Investors/Governance section of the company’s Web site at www.sunrisetelecom.com. A Web replay will also be available for at least two weeks at this same Web address.

Sunrise Telecom Reports First Quarter Results

May 3, 2005/Page of

About Sunrise Telecom Incorporated

Sunrise Telecom Incorporated manufactures and markets service verification equipment to pre-qualify, verify, and diagnose telecommunications, cable broadband and Internet networks. Sunrise Telecom’s products offer broad functionality, leading-edge technology, and compact size to test a variety of new broadband services. These services include wireline access (including DSL), fiber optics, cable broadband, cable modem, and signaling networks. Sunrise Telecom’s products are designed to maximize technicians' effectiveness in the field and to provide realistic network simulations for equipment manufacturers to test their products. Sunrise Telecom was founded in 1991 and is based in San Jose, California. The company distributes its products throughout six continents through a network of sales representatives, distributors and a direct sales force. For more information, visit Sunrise Telecom’s Web site at www.sunrisetelecom.com.

Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including sales expectations and estimates for the second quarter of 2005, growth opportunities for product sales during the second quarter and full year, and the goal of delivering revenue growth for 2005, within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom’s new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures; rapid technological change within the telecommunications industry; Sunrise Telecom’s dependence on a limited number of major customers; Sunrise Telecom’s dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom’s lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom’s ability to manage growth and slowdowns; the uncertain impact of the cost cutting measures Sunrise Telecom has taken to date and those that Sunrise Telecom may take in the future; the loss of key personnel; and protracted litigation, which could disrupt our business. These risks and uncertainties are described in more detail in Sunrise Telecom’s reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2004. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

-Financial Tables Following-

Sunrise Telecom Reports First Quarter Results

May 3, 2005/Page of

SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$15,355	$17,758
Short-term investments	16,508	16,113
Accounts receivable, net of allowance of $493 and $799 respectively	10,301	15,111
Inventories	13,247	13,265
Prepaid expenses and other assets	1,387	1,305
Deferred tax assets	309	303
Total current assets	57,107	63,855

Property and equipment, net	27,253	27,176
Restricted cash	11	305
Marketable securities	1,540	1,433
Goodwill	12,633	12,729
Intangible assets, net	2,724	3,249
Deferred tax assets	7	7
Other assets	733	738
Total assets	$102,008	$109,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of notes payable	$213	$223
Accounts payable	1,595	2,190
Other accrued expenses	9,253	8,788
Income taxes payable	1,669	1,496
Deferred tax liabilities	132	133
Deferred revenue	303	459
Total current liabilities	13,165	13,289

Notes payable, less current portion	765	882
Deferred revenue	65	129
Other liabilities	—	2

Stockholders’ equity:
Common stock, $0.001 par value per share; 175,000,000 shares authorized; 52,585,273 and 52,454,531 shares issued as of March 31, 2005 and December 31, 2004, respectively; 50,883,394 and 50,702,652 shares outstanding as of March 31, 2005 and December 31, 2004, respectively	51	51
Additional paid-in capital	70,205	69,993
Retained earnings	15,763	23,092
Accumulated other comprehensive income	1,994	2,054
Total stockholders’ equity	88,013	95,190
Total liabilities and stockholders’ equity	$102,008	$109,492

Sunrise Telecom Reports First Quarter Results

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SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2005	2004

Net sales	$11,718	$13,801
Cost of sales	4,039	3,935
Gross profit	7,679	9,866

Operating expenses:
Research and development	4,570	3,912
Selling and marketing	4,851	3,963
General and administrative	3,154	1,811
Total operating expenses	12,575	9,686

Income (loss) from operations	(4,896)	180
Other income, net	212	53

Income (loss) before income taxes	(4,684)	233
Income tax expense	106	7,519

Net loss	$(4,790)	$(7,286)

Loss per share:
Basic and diluted	$(0.09)	$(0.15)

Shares used in per share computation:
Basic and diluted	50,758	50,164

Sunrise Telecom Reports First Quarter Results

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SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Cash received from customers	$16,702	$18,474
Cash paid to suppliers and employees	(15,863)	(15,134)
Income taxes refunded (paid)	(71)	259
Interest and other receipts, net	223	153
Net cash provided by operating activities	991	3,752

Cash flows from investing activities:
Sales of short-term investments, net	2,000	4,000
Purchases of short-term investments, net	(2,395)	(8,997)
Capital expenditures	(732)	(355)
Net cash used in investing activities	(1,127)	(5,352)

Cash flows from financing activities:
Decrease (increase) in restricted cash	294	(200)
Payments on notes payable	(67)	(75)
Dividends paid	(2,539)	(2,507)
Proceeds from exercise of stock options	212	125
Net cash used in financing activities	(2,100)	(2,657)

Effect of exchange rate changes on cash and cash equivalents	(167)	128
Net decrease in cash and cash equivalents	(2,403)	(4,129)

Cash and cash equivalents at the beginning of the period	17,758	23.079
Cash and cash equivalents at the end of the period	$15,355	$18,950

Sunrise Telecom Reports First Quarter Results

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SUNRISE TELECOM INCORPORATED

NET SALES DETAILS

(In thousands, unaudited)

	Three Months Ended
	March 31,		December 31,		March 31,
	2005		2004		2004
By Product:
Wireline access	$4,790	41%	$7,770	39%	$7,114	51%
Cable broadband	3,930	34%	4,666	23%	3,540	26%
Fiber optics	2,366	20%	4,873	24%	2,183	16%
Protocol	632	5%	2,830	14%	964	7%
	$11,718		$20,139		$13,801

	Three Months Ended
	March 31,		December 31,		March 31,
	2005		2004		2004
By Region:
North America (United States and Canada)	$5,257	45%	$10,782	54%	$7,555	55%
Asia Pacific	3,004	26%	3,076	15%	3,205	23%
Europe/Africa/Middle East	2,873	24%	5,616	28%	2,907	21%
Latin America	584	5%	665	3%	137	1%
	$11,718		$20,139		$13,801

Sunrise Telecom Reports First Quarter Results

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SUNRISE TELECOM INCORPORATED

RECONCILIATON OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data, unaudited)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sunrise Telecom Incorporated provides non-GAAP results of operations as supplemental information about its operating results. These results are not in accordance with or an alternative to GAAP and may be different than non-GAAP measures used by other companies. The non-GAAP results of operations eliminate certain items of expenses and losses from cost of goods sold, operating expenses, and income tax expense. Sunrise Telecom’s management believes that these non-GAAP financial measures help investors to evaluate the current operational and financial performance of Sunrise Telecom’s business. Sunrise Telecom discloses this information along with the following reconciliation of the non-GAAP financial measures to the comparable GAAP measures. This allows investors to evaluate the details and general nature of the adjustments made to the GAAP financial measures.

	Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004

Income (loss) from operations - GAAP	$(4,896)	$937	$180

Adjustments:
Amortization of acquisition-related intangible assets	586	552	722
Stock-based compensation expense	—	—	266

Income (loss) from operations - Non-GAAP	$(4,310)	$1,489	$1,168

(Continued on following page)

Sunrise Telecom Reports First Quarter Results

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SUNRISE TELECOM INCORPORATED

RECONCILIATON OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data, unaudited)

(Continued from previous page)

	Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004

Net income (loss) - GAAP	$(4,790)	$933	$(7,286)

Adjustments:
Amortization of acquisition-related intangible assets, net of tax	352	332	433
Stock-based compensation expense, net of tax	—	—	160
Charge for valuation allowance on deferred tax assets	—	—	7,349

Net income (loss) - Non-GAAP	$(4,438)	$1,265	$656

Earnings (loss) per share:
Basic - Non-GAAP	$(0.09)	$0.02	$0.01
Diluted - Non-GAAP	$(0.09)	$0.02	$0.01

Shares used in computing earnings (loss) per share:
Basic - Non-GAAP	50,758	50,606	50,164
Diluted - Non-GAAP	50,758	51,312	51,142

Sunrise Telecom Reports First Quarter Results

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SUNRISE TELECOM INCORPORATED

SUMMARY OF CERTAIN NONCASH EXPENSES

(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated’s Condensed Consolidated Statements of Operations, as required by GAAP.

	Three Months Ended
	March 31,
	2005	2004

Amortization of deferred stock-based compensation:
Included in cost of sales	$—	$40
Included in research and development	—	84
Included in selling and marketing	—	89
Included in general and administrative	—	53
	$—	$266

Amortization of acquisition-related intangible assets included in general and administrative	$586	$722

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